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                                                                       EXHIBIT 3


                                                [Restated electronically for SEC
                                                           filing purposes only]

                                RESTATED CHARTER

                                       OF

                             FORWARD AIR CORPORATION

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act (the "Act"), Forward Air Corporation (the "Corporation") adopts the following Restated Charter:

         1. The name of the Corporation is:

            Forward Air Corporation

         2. (a) The street address and zip code of the registered office of the Corporation is:

                430 Airport Road
                Greeneville, Tennessee  37745

            (b) The registered office of the Corporation is located in Greene County, Tennessee.

            (c) The registered agent in the registered office is:

                Richard H. Roberts

         3. The street address and zip code of the principal office of the Corporation in the State of Tennessee is:

            430 Airport Road
            Greeneville, Tennessee  37745

         4. The duration of the Corporation shall be perpetual.

         5. The Corporation is for profit.

         6. The purpose or purposes for which the Corporation is organized are:

            (a) To engage in the business of moving, conveying, and delivering merchandise and commodities of all kinds via either land transportation or air transportation; to



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lease, own and/or operate equipment for the transportation of commodities and portable goods of every description from one location to another; to qualify as a common carrier and to act as a contractor or as a private carrier; and to act as agent for other transportation companies;

            (b) To hold and manage real estate under lease or by ownership in fee or otherwise for use by itself or by other corporations or persons for industrial purposes or otherwise; to lease, sublease, convey, transfer, sell and buy such real estate;

            (c) To generally, and without limitation of the foregoing, carry on, conduct and engage in any and all businesses, occupations or operations that may from time to time be deemed to be necessary, required or conducive to the carrying out of any of the objects or purposes of the Corporation; and

            (d) To engage in any other activity permitted by the laws of the State of Tennessee and the United States.

         7. The maximum number of shares of capital stock which the Corporation shall have the authority to issue is fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares are designated Common Stock with a par value of one cent ($0.01) per share, and five million (5,000,000) shares are designated Preferred Stock with a par value of one cent ($0.01) per share.

         The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

            (a) Preferred Stock.

            (1) Shares of Preferred Stock may be divided into and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

            (2) Authority is hereby expressly granted to the Board of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the full extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: (i) the designation and number of shares comprising each series; (ii) the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; (iii) whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; (iv) whether there shall be a sinking fund for the



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redemption; (v) the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the priority of payment of shares in any such event;
(vi) whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and (vii) all other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series.

             (3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

             (4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

         (b) Common Stock.

             (1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 7(a) above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Article 7(a) above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

             (2) After distribution in full of the preferential amount, if any (fixed pursuant to resolutions as provided in Article 7(a) above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

             (3) Except as may be otherwise required by law or by the Charter of the Corporation, as amended, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

         (c) Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any


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securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

                  (d) Series A Junior Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Junior Preferred Stock out of the class of 5,000,000 shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                  (1) Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 500,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                  (2) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the Corporation shall at any time after May 18, 1999 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or
         (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (3) Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or
         (iii) combine the outstanding shares of Common


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         Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) Except as set forth herein or required by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

                  (4) Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (5) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Units of Series A Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (6) Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash



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         and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock;
         (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) Redemption. The Units of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the Corporation.

                  (8) Ranking. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                  (9) Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

                  (10) Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         8. The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Act, or as the same shall hereafter be amended.

         9. (a) To the fullest extent permitted by the laws of the State of Tennessee, including without limitation, the Act, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable for monetary damages to the



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Corporation or its shareholders for any breach of fiduciary duty as a director.
If the laws of the State of Tennessee, including, without limitation, the Act, are amended after approval of this Charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

             (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such person.

         10. The shareholders and directors of the Corporation shall have the right to take any action required or permitted by vote without a meeting on written consent to the fullest extent permitted by the Act, or as the same shall hereafter be amended.

         11. Any or all of the directors of the Corporation may be removed at any time for cause by a vote of a majority of the entire Board of Directors and at any time with or without cause by a proper vote of the shareholders of the Corporation. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

         12. The Corporation shall enjoy and be subject to such benefits, privileges and immunities and such restrictions, liabilities and obligations as are provided with respect to corporations for profit generally by the laws of the land and which are held applicable to corporations for profit organized under the Act, or as the same shall hereafter be amended.



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